Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the "Agreement") is entered into as of April 5, 2025 by and among:

- Maddox Defense, a California corporation ("Assignor"),
- Maddox Medical Corp, a Delaware corporation ("Assignee"), and
- Maddox Industries, a Puerto Rico corporation ("Subcontractor").

Recitals

WHEREAS, Assignor and Subcontractor entered into that certain Manufacturing Agreement dated September 9, 2024 (the "Original Agreement"), under which Subcontractor agreed to manufacture Level 2 isolation gowns for Assignor under terms and specifications required by the HHS Contract;

WHEREAS, Assignor has transferred or intends to transfer certain responsibilities and operations related to the gown production business to Assignee, including future obligations under the Original Agreement;

WHEREAS, Assignee desires to assume all rights, duties, and obligations of Assignor under the Original Agreement, and Subcontractor agrees to the assignment under the same terms and conditions;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties agree as follows:

1. Assignment

Assignor hereby assigns, transfers, and conveys to Assignee all of its rights, obligations, title, and interest in, to, and under the Original Agreement.

2. Assumption

Assignee hereby accepts the assignment and assumes all rights, duties, liabilities, and obligations of Assignor under the Original Agreement from and after the effective date of this Agreement.

3. Consent and Continuation by Subcontractor

Subcontractor hereby consents to the assignment described herein and agrees that:
- The Original Agreement shall remain in full force and effect,
- All terms and conditions shall continue unchanged,

- All references to "Maddox Defense" in the Original Agreement shall be deemed to refer to "Maddox Medical Corp" from and after the effective date of this Agreement.

4. No Release

Assignor shall not be released from liability for any obligations or breaches under the Original Agreement that occurred prior to the effective date of this Agreement, unless expressly agreed in writing by Subcontractor.

5. Representations

Each party represents and warrants that it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

6. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, consistent with the governing law provision in the Original Agreement.

7. Counterparts

This Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first written above.

Maddox Defense (Assignor)

By: ____________________ April 5 2025

Name: Elgin Tracy

Title: COO

Maddox Medical Corp (Assignee)

By: ____________________ 4/5/25

Name: Luke Bird

Title: VP of Contracts

Maddox Industries (Subcontractor)

By: ____________________ 5/05/25

Name: Jason Maddox

Title: CFO